UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 20, 2015

Date of report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(I.R.S. Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-587-1121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 20, 2015, QUALCOMM Incorporated (Qualcomm) entered into accelerated stock buyback agreements (each, an ASR Agreement) with each of Goldman, Sachs & Co. (Goldman Sachs) and Morgan Stanley & Co. LLC (Morgan Stanley) to repurchase an aggregate of $5 billion of Qualcomm’s common stock. The ASR Agreements are part of Qualcomm’s previously announced $15 billion share repurchase program. Qualcomm plans to implement such share repurchase program through various means, which may include but are not limited to the ASR Agreements, open market repurchases, one or more Rule 10b5-1 plans, privately negotiated transactions, the use of derivative instruments and/or additional accelerated stock buyback agreements. Qualcomm is funding the share repurchases under the ASR Agreements with proceeds from its recently completed $10 billion debt offering.

Under the terms of the ASR Agreements, Qualcomm will make a $2.5 billion payment to each of Goldman Sachs and Morgan Stanley on May 21, 2015 and expects to receive from each of them on the same day an initial delivery of approximately 28,868,360 shares of Qualcomm’s common stock, based on current market prices. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Qualcomm’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, each of Goldman Sachs and Morgan Stanley may be required to deliver additional shares of common stock to Qualcomm, or under certain circumstances, Qualcomm may be required to deliver shares of common stock or to make a cash payment, at its election, to Goldman Sachs and/or Morgan Stanley. The final settlement of the transactions under the ASR Agreements is scheduled to occur in November 2015 but may be terminated early in certain circumstances.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgements, representations and warranties made by Qualcomm and Goldman Sachs or Morgan Stanley, as applicable, to one another.

From time to time, Goldman Sachs, Morgan Stanley and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Qualcomm for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

A copy of the press release announcing Qualcomm’s entry into the ASR Agreements is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)                  Exhibits

Exhibit No.	Description

10.1	Master Confirmation – Accelerated Stock Buyback, dated as of May 20, 2015, between QUALCOMM Incorporated and Goldman, Sachs & Co.

10.2	Master Confirmation – Accelerated Stock Buyback, dated as of May 20, 2015, between QUALCOMM Incorporated and Morgan Stanley & Co. LLC

99.1	May 21, 2015 Press Release by QUALCOMM Incorporated, announcing entry into the accelerated stock buyback agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: May 20, 2015	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Confirmation – Accelerated Stock Buyback, dated as of May 20, 2015, between QUALCOMM Incorporated and Goldman, Sachs & Co.

10.2	Master Confirmation – Accelerated Stock Buyback, dated as of May 20, 2015, between QUALCOMM Incorporated and Morgan Stanley & Co. LLC

99.1	May 21, 2015 Press Release by QUALCOMM Incorporated, announcing entry into the accelerated stock buyback agreements